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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in the Registration Statement on Form S-4 of TransAmerican Refining Corporation as filed with the Securities and Exchange Commission on May 28, 1998 of our report dated April 30, 1998 relating to our audit of the balance sheet of TransAmerican Refining Corporation as of January 31, 1998 and 1997 and the related statements of operations, stockholder's equity and cash flows for the years ended January 31, 1998 and 1997, the six months ended January 31, 1996 and the year ended July 31, 1995. We also consent to the reference to our firm under the caption "Independent Accountants."


                                                        COOPERS & LYBRAND L.L.P.



Houston, Texas
May 28, 1998